Exhibit 5.2
[Letterhead of Richards, Layton & Finger, P.A.]
October 27, 2009
Citizens Funding Capital Trusts II-IV
c/o Citizens Republic Bancorp, Inc.
328 S. Saginaw Street
Flint, Michigan 48502
Re:	Citizens Funding Capital Trusts II-IV
Ladies and Gentlemen:
          We have acted as special Delaware counsel for Citizens Funding Trusts II-IV, each a Delaware statutory trust (each, a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
(a)	A certified copy of the Certificate of Trust of each Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 19, 2006 (the “Certificates of Trust”);

(b)	The Trust Agreement of each Trust, each dated as of September 19, 2006 (the “Trust Agreements”), among Citizens Banking Corporation, a Michigan corporation, as depositor, U.S. Bank National Association, a national banking association, as property trustee, and U.S. Bank Trust National Association, a national banking association, as Delaware trustee;

(c)	The Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus (the “Prospectus”), relating to, among other things, the Capital Securities of each Trust representing undivided beneficial

Citizens Funding Capital Trusts II-IV
c/o Citizens Republic Bancorp, Inc.
October 27, 2009

interests in the assets of each Trust (each, a “Capital Security” and collectively, the “Capital Securities”), to be filed by the Citizens Republic Bancorp, Inc. (the “Company”) and each Trust with the Securities and Exchange Commission on or about October 27, 2009;

(d)	A form of Amended and Restated Trust Agreement for each Trust to be entered into among the Company, as depositor, the trustees to be named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trusts to be filed as an exhibit to the Registration Statement (the “Amended Trust Agreement”); and

(e)	A Certificate of Good Standing for each Trust, each dated October 27, 2009 obtained from the Secretary of State.
          Initially capitalized terms used herein and not otherwise defined are used as defined in the Amended Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
          For purposes of this opinion, we have assumed (i) that the Trust Agreements are in full force and effect and constitute the entire agreements among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation and termination of each Trust and have not been amended, and that the Certificates of Trust are in full force and effect and have not been amended, (ii) that, at the time the Capital Securities are issued by each Trust, the Amended Trust Agreement will be executed in substantially the form reviewed by us for each Trust and will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation and termination of each Trust, and that the Certificates of Trust will be in full force and effect and will not be amended, (iii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each

Citizens Funding Capital Trusts II-IV
c/o Citizens Republic Bancorp, Inc.
October 27, 2009

party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Capital Security is to be issued by each Trust (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for such Capital Security acquired by it, in accordance with the Amended Trust Agreement and the Registration Statement, and (viii) that the Capital Securities will be authenticated, issued and sold to the Capital Security Holders in accordance with the Amended Trust Agreement and the Registration Statement We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.
          This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. §§ 3801 et. seq.
          2. The Capital Securities of each Trust have been duly authorized by the Amended Trust Agreement and, when executed and delivered to and paid for by the purchasers thereof in accordance with the Amended Trust Agreement for each Trust and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of each Trust.
          3. The Capital Security Holders, as beneficial owners of each Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Amended Trust Agreement.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Opinion” in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of

Citizens Funding Capital Trusts II-IV
c/o Citizens Republic Bancorp, Inc.
October 27, 2009

persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
DKD/APA	/s/ Richards, Layton & Finger, P.A.